UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
Form 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 17, 2025

BEONE MEDICINES LTD.
(Exact Name of Registrant as Specified in Charter)

Switzerland	001-37686	98-1209416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
c/o BeOne Medicines I GmbH
94 Aeschengraben 27
Basel 4051
Switzerland
(Address of Principal Executive Offices) (Zip Code)
+41 61 685 19 00
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 13 Ordinary Shares, par value $0.0001 per share	ONC	The NASDAQ Global Select Market
Ordinary Shares, par value $0.0001 per share*	06160	The Stock Exchange of Hong Kong Limited
*Included in connection with the registration of the American Depositary Shares with the Securities and Exchange Commission. The ordinary shares are not listed for trading in the United States but are listed for trading on The Stock Exchange of Hong Kong Limited.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2025, BeOne Medicines Ltd. (the “Company”) appointed Dr. Lai Wang to serve as President, Global Head of Research and Development of the Company. In this role, Dr. Wang will oversee the research and development functions as well as other functions, including business development and alliance management.

Dr. Wang, age 48, has served as the Company’s Global Head of Research and Development since April 2021. Prior to that, he held various research and development leadership roles with increasing responsibilities since he joined the Company in 2011. Prior to joining the Company, Dr. Wang was Director of Research at Joyant Pharmaceuticals. Dr. Wang received a B.S. from Fudan University in 1996 and a Ph.D. from the University of Texas Health Science Center at San Antonio in 2001.

In his new role, effective January 1, 2026, Dr. Wang will receive an annual salary of $750,000, subject to increase at the discretion of the Board of Directors or its designated committee, and is eligible for an annual target bonus equal to 75% of his base salary, subject to individual and corporate performance, in accordance with the Company’s annual bonus plan. In recognition of Dr. Wang’s promotion, the Company will grant him a one-time equity incentive award of $10,000,000 in the form of restricted share units, which will vest in four equal annual installments, subject to accelerated vesting upon certain specified termination events pursuant to the terms of his employment agreement. The terms and conditions of Dr. Wang’s compensation are consistent with his employment agreement as previously disclosed and the Company’s compensation plans and programs as set forth in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 7, 2025.

There are no other arrangements or understandings between Dr. Wang and any other persons pursuant to which Dr. Wang was appointed as President, Global Head of Research and Development of the Company. There are no family relationships between Dr. Wang and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEONE MEDICINES LTD.

Date: December 18, 2025	By:	/s/ Chan Lee
	Name:	Chan Lee
	Title:	Senior Vice President, General Counsel